Exhibit 5.1

February 14, 2007

Combined Opinion and Consent
Red Rock Pictures Holdings, Inc.
8228 Sunset Boulevard, 3rd Floor
Los Angeles, California 90046

         Re: Red Rock Pictures Holdings, Inc.

Gentlemen:

We have acted as counsel to Red Rock Pictures Holdings, Inc., a Nevada corporation (the "Company"), in connection  with  the  preparation  and  filing  with the Securities and Exchange  Commission (the "Commission")  under the Securities Act of 1933 as amended (the "Act") of the Company's  Registration  Statement on Form S-8, filed contemporaneously with the Commission  relating to the registration under the Act of 9,000,000 shares (the  "Shares")  of the  Company's  Common Stock, $0.001 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified  or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1)  The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Nevada;

(2)  The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law and the Constitution of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction.  We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8.  This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

By: /s/ ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204, Manalapan, New Jersey 07726
Tel: (732) 409-1212 Fax: (732) 577-1188